Exhibit 21.1

Subsidiaries of the Company

Subsidiary	DBA	Jurisdiction of Incorporation or Organization
Alaska Communications Systems Holdings, Inc.	Alaska Communications, ACS	Delaware
Alaska Communications LLC	Alaska Communications, ACS	Alaska
ACS of the Northland, Inc. *	Alaska Communications, ACS	Alaska
ACS of Alaska, Inc. *	Alaska Communications, ACS	Alaska
ACS of Fairbanks, Inc. *	Alaska Communications, ACS	Alaska
ACS of Anchorage, Inc. *	Alaska Communications, ACS	Delaware
ACS Wireless, Inc.	Alaska Communications, ACS	Alaska
ACS Long Distance, Inc. *	Alaska Communications, ACS	Alaska
ACS Internet, Inc. *	Alaska Communications, ACS	Delaware
ACS Messaging, Inc.	Alaska Communications, ACS	Alaska
ACS InfoSource, Inc.	Alaska Communications, ACS	Alaska
ACS Cable Systems, Inc. *	Alaska Communications, ACS	Delaware
ACS of Alaska License Sub, Inc. *	Alaska Communications, ACS	Alaska
ACS of the Northland License Sub, Inc. *	Alaska Communications, ACS	Alaska
ACS of Fairbanks License Sub, Inc. *	Alaska Communications, ACS	Alaska
ACS of Anchorage License Sub, Inc. *	Alaska Communications, ACS	Alaska
ACS Wireless License Sub, Inc. *	Alaska Communications, ACS	Alaska
ACS Long Distance License Sub, Inc. *	Alaska Communications, ACS	Alaska
ACS Service, Inc.	Alaska Communications, ACS	Alaska
Crest Communications Corporation	Alaska Communications, ACS	Delaware
WCI Cable, Inc.	Alaska Communications, ACS	Delaware
Alaska Northstar Communications, LLC.	Alaska Communications, ACS	Delaware
Northstar License Corporation	Alaska Communications, ACS	Delaware
WCIC Hillsboro, LLC.	Alaska Communications, ACS	Delaware
WCI Lightpoint, LLC.	Alaska Communications, ACS	Delaware
Northern Lights Holding, Inc.	Alaska Communications, ACS	Delaware
WorldNet Communications, Inc.	Alaska Communications, ACS	Delaware
Alaska Fiber Star, LLC.	Alaska Communications, ACS	Alaska
Alaska Fiber Star License Corporation	Alaska Communications, ACS	Delaware
Alaska Fiber Star Corporation	Alaska Communications, ACS	Delaware

In addition to the wholly owned subsidiaries listed above, the Company has a one-third interest in the Alaska Wireless Network, LLC, a Delaware Limited Liability Company.

*	Effective January 1, 2013, the indicated entities were converted to limited liability companies under applicable state law.